united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

METROMILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39484	84-4916134
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

425 Market Street #700
San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(888) 242-5204

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MILE	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MILEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 9, 2021, the registrant Metromile, Inc. (the “Company”), (f/k/a INSU Acquisition Corp. II (“INSU”)), consummated the previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated November 24, 2020, and as amended on January 12, 2021 and February 8, 2021 (the “Merger Agreement”), by and among INSU, a Delaware corporation, INSU II Merger Sub Corp., a Delaware corporation and a direct wholly-owned subsidiary of INSU (“Merger Sub”) and Metromile Operating Company (f/k/a MetroMile Inc.), a Delaware corporation (“Legacy Metromile”). Pursuant to the terms of the Merger Agreement, a business combination between INSU and Legacy Metromile was effected through the merger of Merger Sub with and into Legacy Metromile, with Legacy Metromile surviving as the surviving company and as a wholly owned subsidiary of INSU. In connection with the Closing, the registrant changed its name from INSU Acquisition Corp. II to Metromile, Inc.

As previously disclosed, in connection with the Closing, on February 9, 2021, the audit committee of the Company’s board of directors approved (i) a resolution appointing Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2021 and (ii) the dismissal of Grant Thornton LLP (“Grant Thornton”) from its role as the registrant’s independent registered public accounting firm, effective immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 10-K”). Grant Thornton was previously engaged to audit INSU’s financial statements for the year ending December 31, 2020. The appointment of Moss Adams did not affect Grant Thornton’s engagement to audit INSU for the year ended December 31, 2020.

Grant Thornton’s report on the registrant’s financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in the report for the fiscal year ended December 31, 2019 regarding substantial doubt about the registrant’s ability to continue as a going concern.

At no point during the fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through the filing of the 2020 10-K were there any (i) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as noted above regarding the registrant’s ability to continue as a going concern.

The Company has provided Grant Thornton with a copy of the foregoing disclosure and has requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Grant Thornton’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with Moss Adams regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2021	METROMILE, INC.

	By:	/s/ Dan Preston
	Name:	Dan Preston
	Title:	Chief Executive Officer

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